UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2017, Sunworks, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 16,495,322 shares of common stock and 1,506,024 shares of Series B Preferred Stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 10, 2017, are as follows:

Proposal 1. At the Annual Meeting, the terms of all eight (8) members of the Board of Directors expired. All of the eight (8) nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the eight (8) directors was as follows:

Directors	For	Withheld	Broker Non-Votes
James B. Nelson	7,252,212	339,140	8,903,970
Abe Emard	7,225,143	366,209	8,903,970
Charles Cargile	7,282,033	309,319	8,903,970
Frank L. Hunt	6,946,999	644,353	8,903,970
John D. Van Slooten	7,313,753	277,599	8,903,970
Brigham Tomco	6,896,041	695,311	8,903,970
Shane Mace	6,899,299	692,053	8,903,970
Rhone Resch	7,389,644	201,708	8,903,970

Proposal 2. At the Annual Meeting, the stockholders approved the appointment of Liggett & Webb, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2017. The result of the votes to approve Liggett & Webb, P.A. was as follows:

For	Against	Abstain
15,600,525	627,921	266,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: May 18, 2017	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chief Executive Officer